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                                                                     EXHIBIT 4.3

                         KINDER MORGAN MANAGEMENT, LLC
                         Certificate Evidencing Shares
                Representing Limited Liability Company Interests


No.______                                                    ____________ Shares

         KINDER MORGAN MANAGEMENT, LLC, a Delaware limited liability company (the "Company"), hereby certifies that _________________________________________
(the "Holder") is the registered owner of ___________________ Listed Shares representing limited liability company interests in the Company (the "Listed Shares") transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The designations, preferences and relative, participating, optional or other special rights, powers and duties relating to the Listed Shares are set forth in, and this Certificate and the Listed Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of KINDER MORGAN MANAGEMENT, LLC, as amended, supplemented or restated from time to time (the "Agreement"). Copies of the Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company.

         This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent of the Listed Shares.

         Witness the facsimile signatures of the duly authorized officers of the Company.

Dated:
      ------------------------------


COUNTERSIGNED AND REGISTERED:

EQUISERVE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR                By:
                                               -------------------------------
                                                     CHAIRMAN OF THE BOARD

By:                                         By:
   ----------------------------------           -------------------------------
         AUTHORIZED SIGNATURE                               SECRETARY


                            [Reverse of Certificate]

         Capitalized terms used in this paragraph but not defined shall have the meaning given to them in the Agreement. The Holder, by accepting this Certificate, is deemed to have (i) executed and agreed to comply with, and to become bound by, the Agreement; (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Agreement; (iii) appointed any Person duly authorized by the Board of Directors to act as the true and lawful representative and attorney-in-fact of the Holder, in the name, place and stead of the Holder, to make, execute, sign, deliver and file (a) any amendment of the Organizational Certificate, (b) any amendment to the Agreement, including any amendment to the Purchase Provisions, made in accordance with the terms of the Agreement, and (c) all such other instruments, documents and certificates that may from time to time be required by Law to effectuate, implement and continue the valid and subsisting existence of the Company or for any other purpose consistent with the Agreement and the transactions contemplated thereunder; (iv) given the powers of attorney provided for in the Agreement; and (v) made the waivers and given the consents and approvals contained in the Agreement.

         The Company will furnish without charge to any shareholder requesting the same a statement setting forth the powers, designations, preferences and relative, participating, optional or other special rights of each class of its shares or series thereof and the qualifications, limitations or restrictions of such preferences or rights. Such request may be made to the office of the Secretary of the Company or to the Transfer Agent.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common         UNIF GIFT MIN ACT - ______Custodian______
TEN ENT - as tenants by the entireties                     (Cust)        (Minor)
JT TEN -  as joint tenants with right                      under Uniform Gifts
          of survivorship and not as                       to Minors Act _______
          tenants in common                                              (State)

                                       TOD -           transfer on death
                                                       ________ TOD ____________
                                                        (owner)    (beneficiary)

                                                       subject to STA TOD rules

    Additional abbreviations may also be used though not in the above list.


                                   STOCK POWER

For value received, _________________________________________ hereby sells, assigns and transfers unto ____________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE, AND PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE) ___________________ Listed Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said Listed Shares on the books of the within named Company with full power of substitution in the premises.

Dated,
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NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE(S) MUST BE GUARANTEED BELOW.



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(SIGNATURE)



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(SIGNATURE)


SIGNATURE(S) GUARANTEED BY:
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ALL SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.